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                                                                    Exhibit10.39

                        SUPERCONDUCTOR TECHNOLOGIES INC.
                       CODE OF BUSINESS CONDUCT AND ETHICS

As you know, in the wake of several large corporate scandals and bankruptcies, the SEC and other governing bodies have implemented additional controls and procedures for publicly reporting companies. We have always prided ourselves on maintaining the highest ethical standards and we have always had certain policies essential to maintaining our high standards. We believe that our employees are aware of our commitment to ethics, and that they have worked and will work hard to meet it. However, to formalize our commitment to certain critical policies cited by the SEC, our Board of Directors has adopted this Code of Business Conduct and Ethics. THIS CODE OF BUSINESS CONDUCT AND ETHICS DOES NOT SUMMARIZE ALL OUR POLICIES. You must also comply with our other policies set out in our Employee Handbook and elsewhere.

Please read this statement carefully and then sign it where indicated if you understand and agree to it.

1. COMPLYING WITH LAWS. Each of our employees should respect and comply with all applicable laws, rules and regulations of the U.S. and other countries, and the states, counties, cities and other jurisdictions in which we conduct business. This is true even if your supervisor or anyone in management has directed you otherwise. IF YOU ARE EVER UNSURE ABOUT THE LEGAL COURSE OF ACTION, PLEASE IMMEDIATELY REQUEST ASSISTANCE FROM YOUR SUPERVISOR, PETER THOMAS, OUR CHIEF EXECUTIVE OFFICER, OR MARTIN MCDERMUT, OUR SENIOR VP & CHIEF FINANCIAL OFFICER.

        The laws with which you must comply include "insider trading laws' relating to transactions in our stock. Some of your specific responsibilities are set out in our Statement of Company Policy on Insider Trading and Public Disclosure of Information. Generally, you are not permitted to buy, sell or otherwise trade in our securities without specific permission from Martin McDermut, and then only during specified periods. PLEASE CAREFULLY READ OUR POLICIES AND PROCEDURES REGARDING INSIDER TRADING IN FULL AND CONTACT MARTIN MCDERMUT, OUR SENIOR VP & CHIEF FINANCIAL OFFICER IF YOU HAVE QUESTIONS ABOUT IT.

2. CONFIDENTIALITY. YOU MUST MAINTAIN THE CONFIDENTIALITY OF ALL SENSITIVE INFORMATION ENTRUSTED TO YOU, including all non-public information whose disclosure might be of use to our competitors, or harmful to us or our customers. Some of your specific responsibilities are set out in our Confidentiality and Non-Solicitation policy contained in our Employee Handbook. PLEASE CAREFULLY READ OUR POLICIES REGARDING CONFIDENTIALITY AND NON-SOLICITATION INCLUDED IN OUR EMPLOYEE HANDBOOK, AND OUR AGREEMENT REGARDING CONFIDENTIAL AND PROPRIETARY INFORMATION AND TRADE SECRETS IN FULL AND CONTACT MARTIN MCDERMUT IF YOU HAVE QUESTIONS ABOUT IT.

3. FOREIGN CORRUPT PRACTICES. Under the U.S. Foreign Corrupt Practices Act and our policies, YOU ARE STRICTLY PROHIBITED FROM GIVING ANYTHING OF VALUE, DIRECTLY OR INDIRECTLY, TO FOREIGN GOVERNMENT OFFICIALS OR FOREIGN POLITICAL CANDIDATES IN ORDER TO OBTAIN OR RETAIN BUSINESS. In addition, you are strictly prohibited from giving U.S. government officials business gratuities or gifts. You should be aware that the U.S. government can and has imposed criminal sanctions on individuals and entities that have improperly given gifts to U.S. government personnel, and the promise, offer or delivery to an official or employee of the U.S. government of a gift or other gratuity would not only violate our policies, but might also be a criminal offense. PLEASE CONTACT MARTIN MCDERMUT IF YOU BELIEVE IMPROPER GIFTS HAVE BEEN, ARE BEING, OR WILL BE MADE BY OUR EMPLOYEES OR DIRECTORS.


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                        SUPERCONDUCTOR TECHNOLOGIES INC.
                       CODE OF BUSINESS CONDUCT AND ETHICS

4. FAIR DEALING. We seek to outperform our competition fairly and honestly and seek competitive advantages through superior performance. WE DO NOT USE UNETHICAL OR ILLEGAL BUSINESS PRACTICES TO COMPETE. Stealing proprietary information, possessing trade secret information that was obtained without the owner's consent, or inducing such disclosures by past or present employees of other companies is prohibited. You should endeavor to deal fairly with our customers, suppliers, competitors, officers and employees. You should never take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair dealing practice.

5. PUBLIC COMPANY REPORTING. As a public company, our filings with the SEC must be accurate and timely. Whether or not you are directly involved in that process, you have several responsibilities:

        - Depending upon your position, you may be called upon to provide information to assure that our public reports are complete, fair and understandable. We expect you to take this responsibility very seriously and to provide prompt accurate answers to inquiries related to our public disclosure requirements.

        - Our books, records, accounts and financial statements must be maintained in reasonable detail, must appropriately reflect our transactions and must conform both to applicable legal requirements and to the Company's system of internal controls. Unrecorded or "off the books" funds or assets should not be maintained unless permitted by applicable law or regulation. Additionally, records should always be retained or destroyed consistent with our past record retention practices. In accordance with those policies, in the event of litigation or governmental investigation please consult Peter Thomas and Martin McDermut.

        - Our public reports should fairly and accurately reflect what is happening at our Company. If you believe they do not, you have a responsibility to bring your concerns to our attention.

        Because of the importance of this issue, the Audit Committee of our Board of Directors has adopted the following provision to its charter, which is binding on everyone at Superconductor:

                "Every employee of or consultant to the Company who has, or who hears expressed by another person, any concerns about the manner in which the Company's financial statements or public reports are prepared, the sufficiency of its internal financial controls, the honesty or competence of its financial management or independent auditors or any other matter within the purview of the Audit Committee is directed and strongly encouraged to report the matter promptly to any member of the Audit Committee. The Audit Committee will attempt to keep the name of the person reporting the potential issue confidential to the extent requested by that person and not inconsistent with the best interests of the Company. The Audit Committee will not tolerate retaliation against any person who reports potential issues to the Audit Committee in good faith."

        Accordingly, if you have concerns regarding any accounting or auditing matters, you may (but are not required to) consult with your supervisor or any of our executive officers if you are comfortable doing so. But, unless the issues are fully resolved to your satisfaction, or if you are not comfortable discussing the matter with our management, YOU ARE REQUIRED TO SUBMIT YOUR CONCERNS OR COMPLAINTS (ANONYMOUSLY, CONFIDENTIALLY OR OTHERWISE) TO THE AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS. This is true even if your supervisor or anyone in management has


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                        SUPERCONDUCTOR TECHNOLOGIES INC.
                       CODE OF BUSINESS CONDUCT AND ETHICS


        directed you not to do so. You may direct your concurs to any member of the Audit Committee at a special, confidential telephone number or our outside legal counsel published on our website. The telephone numbers of for the members of our Audit Committee and our outside legal counsel are listed in our directory. If you ask, we will keep your name confidential unless this would violate applicable law or our responsibilities to others.

6. CONFLICTS OF INTEREST. You should avoid conflicts of interest with the Company except under guidelines approved by our Board of Directors or a committee of our Board. Please refer to our policies and procedures regarding conflicts of interest and IF YOU BECOME AWARE OF A CONFLICT OF INTEREST ON THE PART OF ANYONE AT SUPERCONDUCTOR, YOU MUST REPORT IT TO YOUR SUPERVISOR OR DIRECTLY TO MARTIN MCDERMUT OR THE AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS.

        A "conflict of interest" exists whenever your private interests interfere or conflict in any way (or even appear to interfere or conflict) with our interests. A conflict of interest can arise when you take actions or have interests that may make it difficult to perform your work for us objectively and effectively. Conflicts of interest may also arise when you, or members of your family, receives improper personal benefits as a result of your position with us, regardless of from where those benefits are received.

        Specifically, it is a conflict of interest for you or a member of your immediate family to work simultaneously for one of our competitors, customers or suppliers, even as a consultant or board member, to receive any form of compensation (including loans or "gifts") from any person with whom we are doing business or to own an undisclosed interest in any supplier to us (other than an interest of less than 1% in a public company). IF YOU OR A MEMBER OF YOUR IMMEDIATE FAMILY RECEIVES ANY PAYMENTS FROM SUPERCONDUCTOR OR ANY PERSON OR ENTITY CONNECTED OR DOING BUSINESS WITH SUPERCONDUCTOR, IT MUST BE DISCLOSED AND APPROVED BY SUPERCONDUCTOR. (This, of course, does not include salary and bonus payments made though our payroll, stock option grants under our Employee Stock Option Plan, or normal business expense reimbursements.)

        Similarly, you owe us a duty to advance our legitimate interests when the opportunity to do so arises. You are prohibited from (a) taking for yourself personally opportunities that properly belong to Superconductor or are discovered through the use of our property, information or your position with us; (b) using corporate property, information or position for personal gain; or (c) competing with us.

        Ordinarily, the best policy will be to avoid any direct or indirect business connection with our customers, suppliers or competitors, except on our behalf. However, regardless of how "natural" or "innocent" a conflict may seem, you must report it and can proceed only if the relationship is approved in writing by Martin McDermut and the then current Chairman of our Audit Committee. IF YOU HAVE ANY QUESTIONS ABOUT WHETHER A SITUATION IS A CONFLICT OF INTEREST, YOU SHOULD RAISE THE ISSUE WITH YOUR SUPERVISOR OR DIRECTLY WITH MARTIN MCDERMUT OR THE THEN CURRENT CHAIRMAN OF OUR AUDIT COMMITTEE.

7. REPORTING ANY ILLEGAL OR UNETHICAL BEHAVIOR. If you ever think that anyone connected with the Company may have taken or is about to take any illegal or unethical behavior, or otherwise violated this Code, even if you are not sure, you should promptly bring the matter to the attention of your supervisor or other appropriate personnel. If you do not believe that talking


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                        SUPERCONDUCTOR TECHNOLOGIES INC.
                       CODE OF BUSINESS CONDUCT AND ETHICS

        to your supervisor is appropriate or if it does not result in a response with which you are comfortable, then you should contact any of our executive officers or any member of the Audit Committee of our Board of Directors. You should not accept any direction by your supervisor which contradicts these policies. IF YOU ASK, WE WILL KEEP YOUR NAME CONFIDENTIAL UNLESS THIS WOULD VIOLATE APPLICABLE LAW OR OUR RESPONSIBILITIES TO OTHERS.

8. SPECIAL REQUIREMENTS FOR OFFICERS AND DIRECTORS. Any consent or waiver with respect to this Code which involves an Officer or Director of the Company must be approved by a majority of disinterested directors on our Board of Directors or the Audit Committee of our Board of Directors.

9. NO RETALIATION. WE WILL NOT TOLERATE RETALIATION OF ANY KIND AGAINST ANY PERSON WHO IN GOOD FAITH REPORTS TO US POTENTIAL ISSUES RELATING TO VIOLATIONS OF LAW OR THIS CODE.

This Code is a binding and important legal document. It can only be amended, modified or waived by our Board of Directors or its authorized committee, subject to the disclosure and other provisions of the Securities Exchange Act of 1934 and the applicable rules of the NASDAQ. As we both agree that monetary damages would be an inadequate remedy for Superconductor in the event of breach or threatened breach of this policy, we may, either with or without pursuing any potential damage remedies, immediately obtain and enforce an injunction prohibiting you from violating this Code of Business Conduct and Ethics.

I certify that I have carefully read Superconductor Technologies Inc.'s Code of Business Conduct and Ethics and understand its terms and importance and will comply with it.

Signature                                                 Date
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Print Name
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      IF YOU ARE EVER UNSURE ABOUT WHETHER SOME ACTION WOULD BE CONSISTENT
       WITH THIS CODE OF BUSINESS CONDUCT AND ETHICS, YOU AGREE TO ASK US. SIMILARLY, ANY TIME YOU ENCOUNTER A SITUATION AND YOU ARE UNSURE WHAT TO
                   DO, YOU AGREE TO TELL US AND ASK FOR HELP.


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